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                                                                     Exhibit 1.2

                               TRANSMATION, INC.
                             10 Vantage Point Drive
                           Rochester, New York 14624


                                                               January ___, 1998

Joseph Charles and Associates, Inc.
2500 North Military Trail
Suite 300
Boca Raton, FL 33431

Madames and Gentlemen:

         William J. Berk (the "Selling Shareholder") residing at 9258 Vista Del Lago (21A), Boca Raton, Florida 33428, proposes to sell an aggregate of 762,524 shares (the "Shares") of Common Stock (the "Common Stock") ($0.50 par value) of Transmation, Inc. (with its subsidiaries, the "Company"). The Company has certain obligations to the Selling Shareholder pursuant to a certain agreement, and in order to facilitate the sale of the Shares by the Selling Shareholder, it has written this letter to you at his request.

         1. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively called the "Act") a registration statement on Form S-3 (File No. 333-42345), relating to the Shares. As used in this Agreement, the term "Registration Statement" means such registration statement including exhibits and financial statements and schedules and the documents specified in the Prospectus under the caption "Incorporation of Certain Documents By Reference", as amended, when it becomes effective, and the term "Prospectus" means the prospectus filed on behalf by the Company with the Commission pursuant to Rule 424(b) under the Act.

         2. (a) The Company will notify you promptly, and (if requested by you) will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (4) of the happening of any event during the period mentioned in paragraph (d) below which in the judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                  (b) The Company will furnish to you, without charge, two signed copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all exhibits (including those incorporated therein by reference).


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                  (c) The Company will give you advance notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and will not file any such amendment or supplement to which you shall in a timely manner reasonably object in writing.

                  (d) On the effective date of the Registration Statement and thereafter from time to time, the Company will deliver to you, without charge, such number of copies of the Prospectus or any amendment or supplement thereto as may be reasonably necessary to effectuate the sale or placement of the Shares. The Company consents to the use of the Prospectus or any amendment or supplement thereto by you and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or your counsel should be set forth in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to you, without charge, such number of copies thereof as you or the Selling Shareholder may reasonably request.

                  (e) Prior to any public offering of the Shares by you, the Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. The Company will pay all fees and expenses (including counsel fees and expenses as provided by Section 2(g)) relating to qualification of the Shares under such securities or Blue Sky laws.

                  (f) The Company will make generally available to its security holders an earnings statement which satisfies the provisions of Section 11(a) of the Act.

                  (g) The Company will pay all expenses in connection with (1) the Company's preparation, duplication and filing of the Registration Statement and the Prospectus, (2) your counsel's review of the preliminary and final forms of Blue Sky memoranda and other counsel fees related to Blue Sky qualification in an amount not to exceed $1,000, (3) the issuance and delivery of certificates for the Shares, (other than transfer taxes, provided that the Selling Shareholder will pay any transfer taxes applicable to the sale of the Shares to you), (4) furnishing such copies of the Registration Statement, the Prospectus, all amendments and supplements thereto, as you may reasonably request for use in connection with the offering and sale of the Shares by you or by dealers to whom Shares may be sold, and (5) any fees required to be paid by you to the National Association of Securities Dealers, Inc.

                  (h) You understand and acknowledge that the Company has no obligation to maintain the effectiveness of the Registration Statement beyond the period during which the Prospectus is required by law to be delivered.


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         3. The Company represents and warrants to you and to the Selling
Shareholder (who shall be deemed a third party beneficiary of this Agreement) that:

                  (a) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus and has not, to the knowledge of the Company, instituted any proceeding with respect to such an order. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act, and when the Registration Statement becomes effective and at all times subsequent thereto up to the settlement date or dates of the sale of the Shares, the Registration Statement and the Prospectus, and any supplements or amendments thereto, will fully comply with the provisions of the Act, and the Registration Statement and the Prospectus at all such times will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement or the Prospectus or any preliminary prospectus made in reliance upon information furnished to the Company in writing by you or by the Selling Shareholder.

                  (b) This letter, to the extent that it contains obligations to you or the Selling Shareholder, is duly authorized by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability of the indemnification provisions hereof may be limited under applicable Federal or state securities laws.

                  (c) The Company is a corporation legally incorporated and validly existing in good standing under the laws of the State of Ohio. The Company has full corporate power and authority to deliver this letter.

                  (d) The Company is not in violation of its charter or by-laws in any material respect; the execution and delivery of this Agreement, the registration of the Shares and the performance of the terms herein and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or a default under the charter or by-laws of the Company, or, to the Company's knowledge, any agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is bound, or, to the Company's knowledge, any law, administrative regulation or order of any court or governmental agency or authority applicable to the Company.

                  (e) The accountants who have certified the financial statements incorporated by reference in the Registration Statement and the Prospectus are independent accountants as required by the Act. The consolidated financial statements (which term as used in this Agreement includes all related notes and schedules) of the Company incorporated by reference in the Registration Statement fairly present in all material respects the financial position and results of operations of the Company at the respective dates and for the respective periods to which they apply. Such financial statements have in all material respects been prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved.


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                  (f) All outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and non-assessable and free from preemptive rights. The Common Stock conforms to the description thereof contained in the Prospectus.

                  (g) The Company has not taken and will not take, directly or indirectly, any action designed to, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

         4. The Company agrees to indemnify and hold harmless you and the Selling Shareholder, and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company expressly for use therein by you or by the Selling Shareholder.

          If any action or proceeding (including any governmental investigation) shall be brought or asserted against you or the Selling Shareholder or any person controlling you in respect of which indemnity may be sought from the Company, you or the Selling Shareholder or controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to you or such Selling Shareholder, as the case may be, and the payment of all reasonable expenses. You or the Selling Shareholder or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at your expense or at the expense of the Selling Shareholder or controlling person unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to you or the Selling Shareholder in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both you or the Selling Shareholder or controlling person and the Company, and you or the Selling Shareholder or controlling person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case, if you or the Selling Shareholder or controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of you or the Selling Shareholder or such controlling person it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for you and your controlling persons or more than one firm of attorneys at any time for the Selling Shareholder which firm shall be designated in writing by you or by the Selling Shareholder, as the case may be). The Company shall not be liable for any settlement of any such action or

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proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless you, the Selling Shareholder and any such controlling person from and against any loss or liability by reason of such settlement or judgment.

         You agree to indemnify and hold harmless the Company, and its directors and officers, the Selling Shareholder and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), to the same extent as the indemnity from the Company to you and the Selling Shareholder contained in the first paragraph of this Section 4, but only with respect to information relating to you furnished in writing by you expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, the Selling Shareholder or any such controlling person, in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the Company or its directors or officers or such Selling Shareholder or controlling person shall have the rights and duties given to you, by the preceding paragraph.

          The indemnity agreements contained in this Section 4 and the representations and warranties of the Company and the Selling Shareholder contained in this Agreement or in the Placement Agreement between you and the Selling Shareholder shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of you, by or on behalf of any person controlling you, or by or on behalf of the Company, its directors and officers or the Selling Shareholder or any person controlling the Company or the Selling Shareholder, (b) acceptance of any of the Shares and payment therefor or (c) any termination of this Agreement.

         5. (a) Attached hereto is a letter, dated the date of this letter from Messrs. Harter, Secrest & Emery to the effect that except as to financial statements and schedules included therein, as to which such counsel need not refer, such counsel (1) believes that the Registration Statement and the Prospectus and any supplements or amendments thereto comply as to form in all material respects with the Act, and (2) has no reason to believe that the Registration Statement or the Prospectus at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as amended or supplemented, if applicable) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The Company will furnish you such further certificates and documents as you shall have reasonably requested.

         6. Representations of Joseph Charles & Associates, Inc.: You represent and warrant to the Company that:

                  (a) This letter is duly authorized by you and is a legal, valid and binding agreement enforceable against you in accordance with its terms, except as the enforceability of the indemnification provisions hereof may be limited under applicable Federal or state securities laws.

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                  (b) You are a corporation legally incorporated and validly existing in good standing under the laws of the State in which you are incorporated. You have full corporate power and authority to deliver this letter.

                  (c) You are not in violation of your charter or by-laws; the execution and delivery of this Agreement, the performance of the terms herein and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or a default under your charter or by-laws, or, to your knowledge, any agreement, indenture, mortgage, deed of trust or other agreement or instrument to which you are a party or by which you are bound, or, to your knowledge, any law, administrative regulation or order of any court or governmental agency or authority applicable to you.

         7. Miscellaneous: Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) to the Company at the office of the Company, to the Selling Shareholder at his residence, or to you at your address. Any notice hereunder may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         This letter has been sent solely for the benefit of you, the Company and to the extent described for the benefit of the Selling Shareholder and of the controlling persons, directors and officers referred to in Section 4 hereof, and their respective heirs, legal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this letter. The term "successors and assigns" as used in this letter shall not include a purchaser of Shares from you, or from the Selling Shareholder in the event you act as agent for the Selling Shareholder.

         The terms of this letter shall be governed by and construed in accordance with the laws of the State of New York.

                                              Very truly yours,

                                              TRANSMATION, INC.

                                              By:
                                                  -----------------------------

ACCEPTED:

JOSEPH CHARLES & ASSOCIATES, INC.

By:
   ----------------------------


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